Exhibit 99.1

For Immediate Release

WMIH CORP. ANNOUNCES RETENTION OF FINANCIAL ADVISER

SEATTLE, August 21, 2017 – WMIH Corp. (Nasdaq: WMIH) (the “Company”), today announced that the Finance Committee of the Company’s Board of Directors has retained Keefe, Bruyette & Woods to provide certain financial advisory services in connection with the Finance Committee’s mandate to review the Company’s capital structure and potential financing alternatives.

Steve Scheiwe, Chairman of the Company’s Board and the Finance Committee, stated “We remain committed to consummating an accretive acquisition transaction and to delivering value to our stockholders.  However, we are mindful that the Company’s Series B Convertible Preferred Stock is redeemable on January 5, 2018 if we have not consummated, or executed a definitive agreement to consummate, a qualified acquisition prior to that date.  Accordingly, we formed the Finance Committee, comprised solely of independent directors, to explore potential financing and refinancing alternatives, including the potential restructuring or refinancing of the Series B Preferred Stock.”

There can be no assurance that any transaction, including a refinancing of the Series B Preferred Stock, will occur or if so on what terms.  There is no set timetable for the Finance Committee’s review, and the Company does not intend to provide updates unless or until it determines that further disclosure is appropriate or necessary.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Some of these risks are identified and discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and we do not undertake to update any forward-looking statement, except as required by law.